Exhibit 99.1
Filed by: MetLife, Inc.
Pursuant to Rule 425 under the Securities Act of 1933
and deemed filed under other applicable sections
of the Securities Exchange Act of 1934
Subject Company: MetLife, Inc.
Commission File No.: 333-152828
On September 17, 2008, MetLife, Inc. issued the following press release announcing the final results of the exchange offer for the split-off of Reinsurance Group of America, Incorporated.

Contacts:	For Media:	John Calagna (212) 578-6252
	For Investors:	Conor Murphy (212) 578-7788
METLIFE ANNOUNCES FINAL RESULTS OF EXCHANGE OFFER
FOR SPLIT-OFF OF REINSURANCE GROUP OF AMERICA, INCORPORATED
NEW YORK, September 17, 2008 — MetLife, Inc. (NYSE: MET) announced today the final results of its previously announced offer to its stockholders to exchange all or some of their shares of MetLife common stock for shares of class B common stock of Reinsurance Group of America, Incorporated (NYSE: RGA.B). The exchange offer was made in connection with the companies’ June 2, 2008 announcement of MetLife’s intent to split-off substantially all of its 52% interest in RGA. The exchange offer expired at 12:00 midnight (ET) at the end of Thursday, September 11, 2008.
Under the terms of the exchange offer, MetLife accepted a total of 23,093,689 shares of MetLife common stock in exchange for 29,243,539 shares of RGA class B common stock. Each share of MetLife common stock accepted under the exchange offer was exchanged for 1.2663 shares of RGA class B common stock.
Because the exchange offer was oversubscribed, MetLife accepted only a portion of the number of shares of MetLife common stock that were validly tendered and delivered by MetLife stockholders, on a pro rata basis in proportion to the total number of shares tendered by such stockholder. Of the tendered MetLife common stock, 8.9% was accepted for exchange. In accordance with the terms of the exchange offer, however, stockholders who owned less than 100 shares of MetLife common stock, or an “odd-lot,” who validly tendered and delivered all of their shares of MetLife common stock were not subject to proration if they elected for such treatment in the exchange offer.

Based on the final count by the exchange agent, BNY Mellon Shareowner Services, the final results of the exchange offer were as follows:

Total number of shares of MetLife common stock tendered	244,703,920

Shares tendered that were subject to proration	244,361,075

“Odd-lot” shares tendered that were not subject to proration as a result of election by odd-lot stockholders	342,845

Total number of shares of MetLife common stock accepted	23,093,689
Shares of RGA class B common stock (issued in book-entry form) and shares of MetLife common stock tendered but not accepted for exchange will be credited to accounts of tendering stockholders promptly by the exchange agent. In addition, checks in lieu of fractional shares of RGA class B common stock will be delivered or mailed promptly by the exchange agent.
The terms and conditions of the exchange offer are more fully described in an exchange offer prospectus previously filed by RGA and a Schedule TO, as amended, previously filed by MetLife with the U.S. Securities and Exchange Commission.
Additional Information and Where to Find It
In connection with the exchange offer (which expired at 12:00 midnight (ET) at the end of September 11, 2008), RGA filed with the U.S. Securities and Exchange Commission (SEC) a registration statement on Form S-4 (No. 333-152828), as amended, that included an exchange offer prospectus dated August 11, 2008, and MetLife filed with the SEC a tender offer statement on Schedule TO, as amended, that included such exchange offer prospectus and related transmittal materials. The exchange offer prospectus and transmittal materials contain important information about the exchange offer and related matters, and were mailed to MetLife’s stockholders. None of MetLife, RGA or any of their respective directors or officers or any dealer manager appointed with respect to the exchange offer made any recommendation as to whether you should participate in the exchange offer. You may obtain a free copy of the exchange offer prospectus and other related documents filed with the SEC by MetLife and RGA at the SEC’s web site at www.sec.gov. Those documents may also be obtained from D.F. King & Co., Inc., which was retained by MetLife as the information agent for the exchange offer. To obtain copies of the exchange offer prospectus and related documents, or if you have questions about the terms of the exchange offer, you may contact the information agent at (212) 269-5550 (banks and brokers only) (collect) or (800) 825-0898 (toll free).
About MetLife
Celebrating 140 years, MetLife, Inc. is a leading provider of insurance and financial services with operations throughout the United States and the Latin America, Europe and Asia Pacific regions. Through its domestic and international subsidiaries and affiliates, MetLife, Inc. reaches more than 70 million customers around the world and MetLife is the largest life insurer in the United States (based on life insurance in-force). The MetLife companies offer life insurance, annuities, auto and home insurance, retail banking and other financial services to individuals, as well as group insurance and retirement & savings products and services to corporations and other institutions. For more information, please visit www.metlife.com.
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